SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 15, 2003

                               GOLD STANDARD, INC.
                               -------------------
             (Exact name of Registrant as specified in its Charter)


          Utah                           001-08397              87-0302579
 --------------------------------        ---------             -----------
 (State or other Jurisdiction of        (Commission          (I.R.S. Employer
 Incorporation or Organization)         File No.)           Identification No.)


           136 South Main Street, Ste 712, Salt Lake City, Utah 84101
           ----------------------------------------------------------
                    (Address of Principal Executive Offices)

        Registrant's Telephone Number including Area Code: (801) 328-4452

                                 Not applicable.
                                 ---------------
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 9.  Regulation FD Disclosure

         On May 15, 2003, Gold Standard, Inc. made available a new web site at www.goldstandardinc.com. Presently included on the website is the following information:

         "Gold Standard's property consists of six parcels of land that together cover 10,772 hectares (26,618 acres). This property is held under Brazilian Mining Law that gives Gold Standard exclusive exploration and mining rights to the properties. The land holdings are made up of three separate mineral areas:

Pombo Project -- (Located in the state of Mato Grosso, central Brazil) Palmeirinha Project -- (Located in the state of Parana, southern Brazil) Pilao de Pedra Project -- (Located in the state of Parana, southern Brazil)

         All three projects are in the early stages of exploration. However, the results received during the past few months of fieldwork are encouraging. The Pombo mineral area was discovered in July of 2002. Gold Standard requested, and then was granted the concession in September, 2002. It has been identified as a porphyry style gold mineralization related to a very magnetic hornblende-biotite-granite. Predicting the size of the discovery right now is premature. Examples of the gold mineralization that are widespread include 38 rock chip samples taken along 2,000 feet of a mineralized structure averaging
0.22 ounces of gold per ton. A trench displayed one ore zone with a width surpassing sixteen feet and averaging 0.35 ounces of gold per ton. Also, a sulfide bearing quartz lode measured 30 feet wide, and a channel sampling across the width averaged 0.30 ounces per ton gold. A recent petrographic study done on 17 rock samples (from the Pombo area) also characterizes the mineralized model as a typical porphyry type, based on rock types, hydrothermal alteration and the presence of disseminated pyrite and chalcopyrite on several i-granite samples. We intend to do further fieldwork in the area."

         "Initial fieldwork in the Pombo Project indicates there is wide spread gold mineralization within a large intrusion made up of granite porphyry, which is in itself a significant geologic discovery. A sample of an ultra basic boulder found on the Pombo property returned an assay from the laboratory of 1.6% Nickel, 0.23% Cobalt, 0.04 ounces per ton Platinum and 0.024 ounces per ton Palladium. This exciting find is being followed up right now with a ground magnetic survey and detailed geologic mapping. We will then follow up these measures with extensive pitting and trenching.

         Presently, our field crews have a bulldozer and a backhoe working at Pombo attempting to extend the gold mineralization outward from the known ore zone. The first trench has been completed for a length of 400 feet with samples taken systematically along its entire length. The soil overburden was found to range from two to ten feet in depth and the vegetation consists of grass, brush and small trees. The entire terrain is relatively flat."

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Forward-Looking Statements

         The foregoing statements, including those relating to management's expectations or beliefs regarding the possible mineralization on company properties and future exploration activities, are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things, company management's expectations based on preliminary exploration work may not be confirmed by further exploration work and testing. Further, although mineralization may be indicated by certain testing, the costs of further exploration or any development activity may prove more difficult or expensive than anticipated by the company. In addition to the foregoing, the economic, competitive, governmental, technological and other factors identified in the Company's filings with the Securities and Exchange Commission, including the Form 10-K for the year ended October 31, 2002, may cause actual results or events to differ materially from those described in the forward looking statements in this Information Hotline.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   REGISTRANT:

                                   GOLD STANDARD, INC.


Date: May 19, 2003                 By:/s/ Scott L. Smith
                                   -------------------------------------
                                   Scott L. Smith
                                   President and Chief Financial Officer


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